EX-99.906CERT

SteelPath MLP Funds Trust
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Gabriel Hammond, Principal Executive Officer, and Stuart Cartner, Principal Financial Officer of the SteelPath MLP Funds Trust (the “Registrant”), each certify to the best of their knowledge that:

1.
The Form N-CSR of the Registrant for the period ended May 31, 2010 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Gabriel Hammond Gabriel Hammond President and Principal Executive Officer Date: August 9, 2010	/s/ Stuart Cartner Stuart Cartner Vice President, Treasurer and Principal Financial Officer Date: August 9, 2010

These statements accompany the Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by SteelPath MLP Funds Trust for purposes of the Securities Exchange Act of 1934.